Exhibit 99.3

SETTLEMENT AGREEMENT

This Settlement Agreement (Agreement) is entered into between (a) the United States of America, acting through the Civil Division of the United States Department of Justice and the United States Attorney's Office for the Central District of California, and (b) Wells Fargo & Company and Wells Fargo Bank, N.A. (collectively, Wells Fargo or the Company) through their authorized representatives. The United States and Wells Fargo are collectively referred to as "the Parties."

RECITALS

A. Wells Fargo & Company (WFC) is a publicly traded financial services corporation headquartered in San Francisco, California. WFC wholly owns the subsidiary Wells Fargo Bank, N.A. (WFB). WFB is a national bank and financial institution under 31 U.S.C. § 5312, and its customers' deposits were insured by the Federal Deposit Insurance Corporation. WFC offered, through WFB and its other subsidiaries, a diverse array of financial services and products to both individuals and businesses.

B. Wells Fargo's largest business unit was the Community Bank, which contributed more than half (and in some years more than two-thirds) of the Company's revenue from 2007 through 2016. The Community Bank was responsible for managing many of the everyday banking products targeted to individuals and small businesses, including checking and savings accounts, certificates of deposit, debit cards, bill pay,

and global remittance products.

C. Accounts and financial products throughout Wells Fargo were offered to consumers within a large network of branches, managed by the Community Bank. The branches employed various types of employees, including tellers, who processed basic transactions and made referrals to bankers for account openings or complex transactions, and bankers, who were generally responsible for offering accounts and financial products to customers.

D. As set forth in the Statement of Facts (Attachment A), the Community Bank's onerous sales goals and accompanying management pressure led thousands of its employees to engage in unlawful conduct to open millions of new, unauthorized accounts without customer consent through fraud, identify theft, and the falsification of bank records (hereafter referred to as the Covered Conduct).

E. The United States contends that it has certain civil claims against Wells Fargo, specified in Paragraph 4 below, including those under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), 12 U.S.C. § 1833a, predicated on Wells Fargo's violations of 18 U.S.C. § 1005 (false bank records), for the Covered Conduct.

F. Wells Fargo has entered into a Deferred Prosecution Agreement (DPA) with the United States Attorney's Office for Central District of California and the United States Attorney's Office for the Western District of North Carolina to resolve the criminal investigation of violations of, among other things, Title 18, United States Code, Sections 1005 and 1028A, arising out of Wells Fargo's improper sales practices (as defined in the DPA) (hereafter referred to as the Criminal Action).

G. Wells Fargo has agreed to resolve a settled cease-and-desist proceeding

instituted by the Securities and Exchange Commission against WFC finding violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 (hereafter referred to as the SEC Action).

H. As set forth in Paragraph 2 of the DPA, the United States enters into this Agreement based on the individual facts and circumstances presented by this case and the Company. Such facts and circumstances include Wells Fargo's: acceptance of responsibility; cooperation in the United States' investigation; resolution of the Criminal Action and the SEC Action; previous settlements of regulatory and civil actions related to the Covered Conduct; and extensive remedial measures.

To avoid the delay, uncertainty, inconvenience, and expense of protracted litigation of the above claims, and in consideration of the mutual promises and obligations of this Agreement, the Parties agree and covenant as follows:

TERMS AND CONDITIONS

1. Wells Fargo agrees to pay a civil monetary penalty under FIRREA in the amount of $3,000,000,000 (the Settlement Amount) to the United States Treasury that shall be paid as follows: within five business days of receiving written payment processing instructions from the USAO-CDCA, Wells Fargo shall pay the Settlement Amount according to those instructions. Wells Fargo will receive credit towards satisfaction of this penalty in the amounts Wells Fargo pays to resolve the Criminal Action and the SEC Action, so that Wells Fargo is paying a total of $3,000,000,000 to resolve this FIRREA investigation, the Criminal Action, and the SEC Action.

2. The Settlement Amount shall be paid by electronic funds transfer pursuant to written instructions to be provided by the United States Attorney's Office for the Central

District of California.

3. The entirety of the Settlement Amount is comprised of criminal fines and forfeitures and civil monetary penalties, and is neither restitution nor payment to come into compliance with any law.

4. Subject to the exceptions in Paragraph 5 below (concerning excluded claims), and conditioned upon Wells Fargo's full payment of the Settlement Amount, the United States fully and finally releases Wells Fargo, each of its current and former subsidiaries and affiliated entities, and each of their respective successors and assigns (collectively, the "Released Entities"), from any civil or administrative monetary claims the United States has against the Released Entities for the Covered Conduct under FIRREA, 12 U.S.C. § 1833a; the False Claims Act, 31 U.S.C. §§ 3729, *et seq.*; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801, *et seq.*; the Racketeer Influenced and Corrupt Organizations Act, 18 U.S.C. §§ 1961, *et seq.*; the Injunctions Against Fraud Act 18 U.S.C. § 1345, and the common law theories of negligence, gross negligence, payment by mistake, unjust enrichment, money had and received, breach of fiduciary duty, breach of contract, misrepresentation, deceit, fraud, and aiding and abetting any of the foregoing; or that the Civil Division of the Department of Justice has actual and present authority to assert and compromise pursuant to 28 C.F.R. § 0.45(d).

5. Notwithstanding the release given in Paragraph 4 of this Agreement, or any other term of this Agreement, the following claims of the United States are specifically reserved and are not released by this Agreement:

a. Any conduct other than the Covered Conduct;

b. Any liability arising under Title 26, U.S. Code (Internal Revenue Code);

c. Any criminal liability;

d. Except as explicitly stated in this Agreement, any administrative liability, including, but not limited to: (i) the suspension and debarment rights of any federal oversight entity or agency, and (ii) any type of liability to the Securities and Exchange Commission or the Office of the Comptroller of the Currency, or to any other federal oversight entity or agency;

e. Any liability to the United States (or its agencies) for any conduct other than the Covered Conduct;

f. Any liability based upon obligations created by this Agreement;

g. Any liability of individuals;

h. Any liability for the claims or conduct alleged in the following matters, and no set off related to the amounts paid under this Agreement shall be applied to any recovery in connection with any of these actions:

- *United States ex rel. [UNDER SEAL] v. Wells Fargo Bank, N.A.,* (E.D.N.Y.);
- *United States ex rel. [UNDER SEAL] v. Wells Fargo Bank, N.A., et al.* (S.D.N.Y.);
- *United States ex rel. [UNDER SEAL] v. Wells Fargo Bank, N.A., et al.* (E.D. Tex.);
- *United States ex rel. [UNDER SEAL] v. Wells Fargo Bank, N.A., et al.* (E.D. Cal.);
- *United States ex rel. [UNDER SEAL] v. Wells Fargo Bank, N.A. (D.D.C.);*

- *United States ex rel. Paul Bishop v. Wells Fargo* (E.D.N.Y.);
- *United States ex rel. [UNDER SEAL] v. Wells Fargo Bank, N.A.* (E.D.T.X.);
- *United States ex rel. Charles W. Houpt v. Wells Fargo Bank, N.A.* (D. Idaho); and
- Matters listed in Attachment B (confidential); and

i. Any liability for personal injury or property damage or for other consequential damages arising from the Covered Conduct.

6. Wells Fargo hereby irrevocably waives any right that it might have to seek (and in any event agrees that it shall not seek) any form of indemnification, reimbursement or contribution from the FDIC in any capacity, including the FDIC in its Corporate Capacity or the FDIC in its Receiver Capacity for any payment under this Agreement.

7. Wells Fargo and each of its current and former subsidiaries and affiliated entities, and each of their respective successors and assigns, fully and finally release the United States, its agencies, officers, agents, employees, and servants, from any claims (including attorney's fees, costs, and expenses of every kind and however denominated) that Wells Fargo or such entities have asserted, could have asserted, or may assert in the future against the United States, its agencies, officers, agents, employees, and servants, related to the Covered Conduct and the United States' investigation and prosecution thereof.

8. Wells Fargo and each of its current and former subsidiaries and affiliated entities, and each of their respective successors and assigns waives and shall not assert any defenses they may have to any criminal prosecution or administrative action relating to the Covered Conduct that may be based in whole or in part on a contention that, under the Double

Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Agreement bars a remedy sought in such criminal prosecution or administrative action.

9. Wells Fargo agrees to the following:

a. Unallowable Costs Defined: All costs (as defined in the Federal Acquisition Regulation, 48 C.F.R. § 31.205-47) incurred by or on behalf of Wells Fargo, each of its current and former subsidiaries and affiliated entities, and each of their respective successors and assigns, and their present or former officers, directors, employees, shareholders, and agents in connection with:

(1) the matters covered by this Agreement, the Criminal Action, and the SEC action;

(2) the United States' audit(s) and civil and any criminal investigation(s) of the matters covered by this Agreement;

(3) Wells Fargo's investigation, defense, and corrective actions undertaken in response to the United States' audit(s) and civil and any criminal investigation(s) in connection with the matters covered by this Agreement (including attorney's fees);

(4) the negotiation and performance of this Agreement, the DPA, and the SEC Agreement;

(5) the payment Wells Fargo makes to the United States pursuant to this Agreement;

are unallowable costs for government contracting purposes (hereinafter referred to as Unallowable Costs).

b. Future Treatment of Unallowable Costs: Unallowable Costs will be separately determined and accounted for by Wells Fargo, and Wells Fargo shall not charge such Unallowable Costs directly or indirectly to any contract with the United States. Nothing in this Agreement shall constitute a waiver of the rights of the United States to audit, examine, or re-examine Wells Fargo's books and records to determine that no Unallowable Costs have been claimed in accordance with the provisions of this Paragraph.

c. Treatment of Unallowable Costs Previously Submitted for Payment: Within 90 days of the Effective Date of this Agreement, Wells Fargo shall identify and repay by adjustment to future claims for payment or otherwise any Unallowable Costs included in payments previously sought by Wells Fargo or any of its subsidiaries or affiliates from the United States. Wells Fargo agrees that the United States, at a minimum, shall be entitled to recoup from Wells Fargo any overpayment plus applicable interest and penalties as a result of the inclusion of such Unallowable Costs on previously-submitted requests for payment. The United States, including the Department of Justice and/or the affected agencies, reserves its rights to audit, examine, or re-examine Wells Fargo's books and records and to disagree with any calculations submitted by Wells Fargo or any of its subsidiaries or affiliates regarding any Unallowable Costs included in paymentspreviously sought by Wells Fargo, or the effect of any such Unallowable Costs on the amount of such payments.

10. At the request of the Department of Justice (Civil Division) or the United States Attorney's Office for the Central District of California, Wells Fargo agrees to cooperate fully with any and all matters relating to the Covered Conduct in the manner set forth in Paragraphs 6 through 11 of the DPA.

11. This Agreement is intended to be for the benefit of the Parties only and does not create any third-party rights.

12. Each Party shall bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement.

13. Each Party and signatory to this Agreement represents that it freely and voluntarily enters in to this Agreement without any degree of duress or compulsion.

14. This Agreement is governed by the laws of the United States. The Parties agree that the exclusive jurisdiction and venue for any dispute relating to this Agreement is the United States District Court for the Central District of California. For purposes of construing this Agreement, this Agreement shall be deemed to have been drafted by all Parties to this Agreement and shall not, therefore, be construed against any Party for that reason in any subsequent dispute.

15. This Agreement constitutes the complete agreement between the Parties. This Agreement may not be amended except by written consent of the Parties.

16. The undersigned counsel represent and warrant that they are fully authorized to execute this Agreement on behalf of the persons and entities indicated below.

17. This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Agreement.

18. This Agreement is binding on Wells Fargo's successors, transferees, heirs, and assigns.

19. All Parties consent to the disclosure of this Agreement, and information about this Agreement, to the public.

20. This Agreement is effective on the date of signature of the last signatory to the Agreement (Effective Date of this Agreement). Facsimiles of signatures (including electronic scans of signatures) shall constitute acceptable, binding signatures for purposes of this Agreement.

THE UNITED STATES OF AMERICA

FOR THE CIVIL DIVISION

DATED: 2/20/20

BY: ______________________
Jamie Ann Yavelberg
Mary Chris Dobbie
Attorneys
Commercial Litigation Branch

FOR THE UNITED STATES ATTORNEY'S OFFICE
FOR THE CENTRAL DISTRICT OF CALIFORNIA

Nicola T. Hanna
United States Attorney

DATED: 2/20/20

BY: ______________________
Ellen M. London
Special Assistant United States Attorney

David M. Harris, AUSA
Chief, Civil Division

Abraham C. Meltzer, AUSA
Deputy Chief, Civil Fraud Section

WELLS FARGO & COMPANY
by: Douglas Edwards, Acting General Counsel

2/20/20
DATE

WELLS FARGO BANK, N.A.
by: Douglas Edwards, Acting General Counsel

2/20/20
DATE

DOUGLAS AXEL
ELLYCE R. COOPER
Sidley Austin LLP
Counsel for Wells Fargo & Company
and Wells Fargo Bank, N.A.

DATE

NICOLAS BOURTIN
CHRISTOPHER M. VIAPIANO
Sullivan & Cromwell LLP
Counsel for Wells Fargo & Company
and Wells Fargo Bank, N.A.

DATE

ALEX J. BRACKETT
McGuire Woods LLP
Counsel for Wells Fargo & Company
and Wells Fargo Bank, N.A.

DATE

WELLS FARGO & COMPANY
by: Douglas Edwards, Acting General Counsel

2/20/20
DATE

WELLS FARGO BANK, N.A.
by: Douglas Edwards, Acting General Counsel

2/20/20
DATE

DOUGLAS AXEL
ELLYCE R. COOPER
Sidley Austin LLP
Counsel for Wells Fargo & Company
and Wells Fargo Bank, N.A.

2/20/20
DATE

NICOLAS BOURTIN
CHRISTOPHER M. VIAPIANO
Sullivan & Cromwell LLP
Counsel for Wells Fargo & Company
and Wells Fargo Bank, N.A.

2/20/20
DATE

ALEX J. BRACKETT
McGuire Woods LLP
Counsel for Wells Fargo & Company
and Wells Fargo Bank, N.A.

2/20/20
DATE